UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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VistaGen Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

August __, 2017
Dear Stockholders of VistaGen Therapeutics, Inc.:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (“Annual Meeting”) of VistaGen Therapeutics, Inc., which will be held at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010, on September 15, 2017, at 10:00 a.m. local time.

Details of the business to be conducted at the Annual Meeting are described both in the Notice of Internet Availability of Proxy Materials (the “Notice”) you have received in the mail and in this Proxy Statement. We have also made our Annual Report on U.S. Securities and Exchange Commission Form 10-K for our fiscal year ended March 31, 2017 (“Annual Report”) available to you with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, we have elected to provide access to our proxy materials over the Internet, rather than mailing paper copies. We believe that providing our proxy materials over the Internet increases our stockholders’ ability to access information they need, while also lowering the costs of our Annual Meeting and conserving natural resources.

Regardless of whether you plan to attend our Annual Meeting in person, please read the accompanying Proxy Statement and then vote by Internet, telephone or postal mail as promptly as possible. Please refer to the Notice for instructions on submitting your votes. Voting promptly will save us additional expense in further soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Jon S. Saxe Chairman of the Board of Directors

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 15, 2017

Dear Stockholders of VistaGen Therapeutics, Inc.:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders (“Annual Meeting”) of VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”, “us”, “we” or “our”), which will be held at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010, on September 15, 2017, at 10:00 a.m. local time, for the following purposes:

1.
to elect five directors to our Board of Directors, each to serve until the 2018 Annual Meeting of Stockholders, or until his respective successor is elected and qualified;

2.
to approve an amendment to the Company’s Restated and Amended Articles of Incorporation to increase the authorized number of shares of common stock from 30.0 million shares to 100.0 million shares (the “Charter Amendment”);

3.
to approve an amendment to the Company’s 2016 Amended and Restated Stock Incentive Plan (the “2016 Plan”) to increase the number of shares of common stock from 3.0 million to 10.0 million;

4.
to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2018; and

5.
to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

We have elected to provide access to our proxy materials primarily over the Internet, pursuant to the U.S. Securities and Exchange Commission’s (“SEC) “notice and access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while also lowering the costs of our Annual Meeting and conserving natural resources. On or about August __, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which contained instructions for accessing the attached Proxy Statement, our Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2017 (“Annual Report”) and voting instructions. The Notice also included instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report both are available on the Internet at: www.envisionreports.com/VTGN

The close of business on Monday, July 17, 2017 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 343 Allerton Avenue, South San Francisco, California 94080, during normal business hours for a period of ten days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to attend the 2017 Annual Meeting of Stockholders (“Annual Meeting”) of VistaGen Therapeutics, Inc. in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or email as promptly as possible. Submitting your votes assures that a quorum will be present at the Annual Meeting and will avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy prior to the Annual Meeting.

Whether or not you expect to attend our Annual Meeting in person, we urge you to vote your shares as promptly as possible by Internet, telephone or mail so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors has unanimously recommended that you vote “FOR” Annual Meeting Proposal Nos. 1, 2, 3 and 4, each of which is described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ON THE INTERNET AT www.envisionreports.com/VTGN

By Order of the Board of Directors,

Shawn K. Singh
Chief Executive Officer and Director
South San Francisco, California
August __, 2017

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, CA 94080
Tel. (650) 577-3600
Fax (888) 482-2602

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), for use at the Company’s 2017 Annual Meeting of Stockholders (“Annual Meeting”) to be held on September 15, 2017, at 10:00 a.m. local time, and at any adjournment or postponement thereof, at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010.

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission’s (“SEC”) “notice and access” rules. On or about August __, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at our Annual Meeting. The Notice contained instructions for accessing this Proxy Statement, our Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2017 (“Annual Report”) and Annual Meeting voting instructions. The Notice also included instructions on how you can receive a paper copy of your proxy materials. This Proxy Statement and our Annual Report both are available on the Internet at: www.envisionreports.com/VTGN

Voting

 The specific proposals to be considered and acted upon at our Annual Meeting are each described in this Proxy Statement.  Only holders of our common stock as of the close of business on Monday, July 17, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were _________ shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

 Proposal No. 1: Election of Directors. The five nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy and entitled to vote, will be elected to serve on our Board of Directors until our next annual meeting of stockholders, or until his successor is duly elected and qualified..

Proposal No. 2: Approval of an Amendment to the Company's Restated and Amended Articles of Incorporation to Increase the Company’s Authorized Common Stock.  On June 22, 2017, our Board of Directors unanimously approved an amendment to our Restated and Amended Articles of Incorporation to increase the number authorized shares of common stock from thereunder 30.0 million to 100.0 million (the “Charter Amendment”). Pursuant to our Restated and Amended Articles of Incorporation, our Amended and Restated Bylaws and the Nevada Revised Statutes, the Charter Amendment must be approved by the Company’s stockholders before taking effect. A copy of the Charter Amendment is attached to this Proxy Statement as Appendix A. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary of approval of this proposal.

Proposal No. 3: Approval of an Amendment to the Company’s Amended and Restated 2016 Stock Incentive Plan to Increase the Number of Shares Authorized for Issuance. Our Board of Directors unanimously approved an amendment to the Company’s Amended and Restated 2016 Stock Incentive Plan (the “2016 Plan”) on June 22, 2017 to increase the number of shares of the Company’s common stock authorized for potential issuance under the 2016 Plan from 3.0 million to 10.0 million, which amendment must be approved by the Company’s stockholders before taking effect (the “Plan Amendment”). A copy of the Plan Amendment is attached to this Proxy Statement as Appendix B. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary of approval of this proposal.

Proposal No. 4: Ratification of Appointment of our Independent Registered Public Accounting Firm. The affirmative ‘FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm for our current fiscal year.

 Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law and our Amended and Restated Bylaws, each matter (other than the election of directors) is determined by the vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting. For these matters, abstentions and broker non-votes will not be counted as votes in favor of such proposals, and will also not be counted as shares voting on such matter.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted in the manner unanimously approved by our Board of Directors, as follows: (i) FOR the election of the directors proposed by our Board; (ii) FOR the approval of the Charter Amendment; (iii) FOR the approval of the Plan Amendment; (iv) FOR ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for our current fiscal year; and (v) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 343 Allerton Avenue, South San Francisco, California 94080, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting on the Internet of this Proxy Statement and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone and postal mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors (“Board”) shall consist of not less than one, nor more than seven directors, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board or by stockholders. Our Board currently consists of five directors, and these five directors are nominated for election at the Annual Meeting to serve until our next annual meeting of stockholders, or until his successor is duly elected and qualified. Each nominee has confirmed that he is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board.

Upon recommendation of the members of its Corporate Governance and Nominating Committee, the Board has nominated for election as directors at our Annual Meeting Mr. Shawn K. Singh, Dr. H. Ralph Snodgrass, Mr. Jon S. Saxe, Dr. Brian J. Underdown, and Dr. Jerry B. Gin.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. The five nominees receiving the highest number of affirmative votes will be elected. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that the stockholders vote “FOR” the election of Mr. Singh, Dr. Snodgrass, Mr. Saxe, Dr. Underdown, and Dr. Gin.

The following sections sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

BOARD OF DIRECTORS

Name	Age	Position
Shawn K. Singh	54	Chief Executive Officer and Director
H. Ralph Snodgrass, Ph.D.	67	President, Chief Scientific Officer and Director
Jon S. Saxe (1)	80	Director
Brian J. Underdown, PhD. (2)	76	Director
Jerry B. Gin, Ph.D, MBA (3)	74	Director

(1)	Chairman of the Audit Committee and member of the Compensation Committee and Corporate Governance and Nominating Committee.
(2)	Chairman of the Compensation Committee and member of the Audit Committee and Corporate Governance and Nominating Committee.
(3)	Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee and Compensation Committee.

Shawn K. Singh has served as our Chief Executive Officer since August 2009, first as the Chief Executive Officer of VistaGen Therapeutics, Inc., a California corporation (“VistaGen California”), then as Chief Executive Officer of the Company after the merger by and between VistaGen California and the Company on May 11, 2011 (the “Merger”), at which time VistaGen California became a wholly-owned subsidiary of the Company. Mr. Singh first joined the Board of Directors of VistaGen California in 2000 and served on the VistaGen California management team (part-time) from late-2003, following VistaGen California’s acquisition of Artemis Neuroscience, of which he was President, to August 2009. In connection with the Merger, Mr. Singh was appointed as a member of our Board in 2011. Mr. Singh has over 25 years of experience working with biotechnology, medical device and pharmaceutical companies, both private and public. From February 2001 to August 2009, Mr. Singh served as Managing Principal of Cato BioVentures, a life science venture capital firm, and as Chief Business Officer and General Counsel of Cato Research Ltd, a profitable global contract research organization (“CRO”) affiliated with Cato BioVentures. Mr. Singh served as President (part-time) of Echo Therapeutics (NASDAQ: ECTE), a medical device company developing a non-invasive, wireless continuous glucose monitoring (”CGM”) system, from September 2007 to June 2009, and as a member of its Board of Directors from September 2007 through December 2011. He also served as Chief Executive Officer (part-time) of Hemodynamic Therapeutics, a private biopharmaceutical company affiliated with Cato BioVentures, from November 2004 to August 2009. From late-2000 to February 2001, Mr. Singh served as Managing Director of Start-Up Law, a management consulting firm serving biotechnology companies. Mr. Singh also served as Chief Business Officer of SciClone Pharmaceuticals (NASDAQ: SCLN), a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutics markets, including oncology, infectious diseases and cardiovascular disorders, from late-1993 to late-2000, and as a corporate finance associate of Morrison & Foerster LLP, an international law firm, from 1991 to late-1993. Mr. Singh currently serves as a member of the Board of Directors of Armour Therapeutics, a private biotechnology company focused on prostate cancer. Mr. Singh earned a B.A. degree, with honors, from the University of California, Berkeley, and a Juris Doctor degree from the University of Maryland School of Law. Mr. Singh is a member of the State Bar of California.

We selected Mr. Singh to serve on our Board of Directors due to his substantial practical experience and expertise in senior leadership roles with multiple private and public biotechnology, pharmaceutical and medical device companies, and his extensive experience in corporate finance, venture capital, corporate governance, drug development, intellectual property, regulatory affairs and strategic collaborations.

H. Ralph Snodgrass, Ph.D. co-founded VistaGen California with Dr. Gordon Keller in 1998 and served as the Chief Executive Officer of VistaGen California until August 2009. Dr. Snodgrass has served as the President and Chief Scientific Officer of VistaGen California from inception to the present, and in the same positions with the Company following the completion of the Merger. He served as a member of the Board of Directors of VistaGen California from 1998 to 2011, and was appointed to serve on our Board after the completion of the Merger. Prior to founding VistaGen California, Dr. Snodgrass served as a key member of the executive management team that led Progenitor, Inc., a biotechnology company focused on developmental biology, through its initial public offering, and was its Chief Scientific Officer from June 1994 to May 1998, and its Executive Director from July 1993 to May 1994. He received his Ph.D. in immunology from the University of Pennsylvania, and has 24 years of experience in senior biotechnology management and over 10 year’s research experience as an assistant professor at the Lineberger Comprehensive Cancer Center, University of North Carolina Chapel Hill School of Medicine, and as a member of the Institute for Immunology, Basel, Switzerland. Dr. Snodgrass is a past Board Member of the Emerging Company Section of the Biotechnology Industry Organization (“BIO”), and past member of the International Society Stem Cell Research (“ISSCR”) Industry Committee. Dr. Snodgrass has published more than 50 scientific papers, is the inventor on more than 17 patents and a number of patent applications, is, or has been, the Principal Investigator on U.S. federal and private foundation sponsored research grants with budgets totaling more than $14.5 million and is recognized as an expert in stem cell biology with more than 31 years’ experience in the uses of stem cells as biological tools for research, drug discovery and development.

We selected Dr. Snodgrass to serve on our Board of Directors due to his expertise in biotechnology focused on developmental biology, including stem cell biology, his extensive senior management experience leading biotechnology companies at all stages of development, as well as his reputation and standing in the fields of biotechnology and stem cell research, allow him to bring to us and the Board of Directors a unique understanding of the challenges and opportunities associated with pluripotent stem cell biology, as well as credibility in the markets in which we operate.

Jon S. Saxe, J.D., LL.M. has served as Chairman of our Board since 2000, first as Chairman of the Board of Directors of VistaGen California, then as Chairman of our Board after completion of the Merger. He also serves as the Chairman of our Audit Committee.  Mr. Saxe is the retired President and was a director of PDL BioPharma from 1989 to 2008. From 1989 to 1993, he was President, Chief Executive Officer and a director of Synergen, Inc. (acquired by Amgen). Mr. Saxe served as Vice President, Licensing & Corporate Development for Hoffmann-Roche from 1984 through 1989, and Head of Patent Law for Hoffmann-Roche from 1978 through 1989. Mr. Saxe currently is a director of SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) and Durect Corporation (NASDAQ: DRRX), and six private life science companies, Arbor Vita Corporation, Arcuo Medical, LLC, Armetheon, Inc., Cancer Prevention Pharmaceuticals, Inc., Lumos Pharma, Inc. and Trellis Bioscience, Inc. Mr. Saxe also has served as a director of other biotechnology and pharmaceutical companies, including ID Biomedical (acquired by GlaxoSmithKline), Sciele Pharmaceuticals, Inc. (acquired by Shionogi), Amalyte (acquired by Kemin Industries), Cell Pathways (acquired by OSI Pharmaceuticals), and other companies, both public and private. Mr. Saxe has a B.S.Ch.E. from Carnegie-Mellon University, a J.D. degree from George Washington University and an LL.M. degree from New York University.

We selected Mr. Saxe to serve as Chairman of our Board of Directors due to his numerous years of experience as a senior executive with major pharmaceutical and biotechnology companies, including Protein Design Labs, Inc., Synergen, Inc. and Hoffmann-Roche, Inc., as well as his extensive experience serving as a director of numerous private and public biotechnology and pharmaceutical companies, serving as Chairman, and Chair and member of audit, compensation and governance committees of both private and public companies.  Mr. Saxe provides us and our Board of Directors with highly valuable insight and perspective into the biotechnology and pharmaceutical industries, as well as the strategic opportunities and challenges that we face.

Brian J. Underdown, Ph.D. has served as a member of our Board of Directors since November 2009, first as a director of VistaGen California, then as a member of our Board after the completion of the Merger. Dr. Underdown is currently a Venture Partner with Lumira Capital Corp. having served as a Managing Director with Lumira from September 1997 through December 2015. His investment focus has been on therapeutics in both new and established companies in both Canada and the United States. Prior to joining Lumira and its antecedent company MDS Capital Corp., Dr. Underdown held a number of senior management positions in the biopharmaceutical industry and at universities. Dr. Underdown’s current board positions include the following private companies: enGene Inc. Kisoji Biotechnology Inc., Naegis Pharmaceuticals, Inc. and Osteo QC. Some of Dr. Underdown’s previous board roles include: Argos Therapeutics (NASDAQ: ARGS), ID Biomedical (acquired by GlaxoSmithKline), and Ception Therapeutics (acquired by Cephalon).  He has served on a number of Boards and advisory bodies of government-sponsored research organizations including CANVAC, the Canadian National Centre of Excellence in Vaccines, Ontario Genomics Institute (Chair), Allergen Plc., the Canadian National Centre of Excellence in Allergy and Asthma. Dr. Underdown obtained his Ph.D. in immunology from McGill University and undertook post-doctoral studies at Washington University School of Medicine.

We selected Dr. Underdown to serve on our Board of Directors due to his extensive background working in the biotechnology and pharmaceutical industries, as a director of numerous private and public companies, as well as his substantial corporate finance and venture capital experience funding and advising startup and established biopharmaceutical companies focused on development and commercialization of novel therapeutics.

Jerry B. Gin, Ph.D., M.B.A was appointed to serve on our Board of Directors on March 29, 2016. Dr. Gin is currently the co-founder and CEO of Nuvora, Inc., a private company founded in 2006 with a drug delivery platform for the sustained release of ingredients through the mouth for such indications as dry mouth, biofilm reduction and sore throat/cough relief. Dr. Gin is also co-founder and Chairman of Livionex, a private platform technology company founded in 2009 and focused on oral care, ophthalmology and wound care. Previously, Dr. Gin co-founded Oculex Pharmaceuticals in 1993, which developed technology for controlled release delivery of drugs to the interior of the eye, specifically to treat macular edema, and served as President and CEO until it was acquired by Allergan in 2003. Prior to forming Oculex, Dr. Gin co-founded and took public ChemTrak, which developed a home cholesterol test commonly available in drug stores today. Prior to ChemTrak, Dr. Gin was Director of New Business Development and Strategic Planning for Syva, the diagnostic arm of Syntex Pharmaceuticals, Director for Pharmaceutical and Diagnostic businesses for Dow Chemical, and Director of BioScience Labs (now Quest Laboratories), the clinical laboratories of Dow Chemical.  Dr. Gin received his Bachelor’s degree in Chemistry from the University of Arizona, his Ph.D. in Biochemistry from the University of California, Berkeley, his M.B.A. from Loyola College, and conducted his post-doctoral research at the National Institutes of Health.

We selected Dr. Gin to serve on our Board of Directors due to his extensive experience in the healthcare industry, focusing his substantial business and scientific expertise on founding and developing numerous biopharmaceutical, diagnostic and biotechnology companies and propelling them to their next platforms of growth and value.

Director Compensation

We adopted a director compensation policy for the independent directors of our board, as “independent” is defined by NASDAQ Stock Market rules, which became effective for our fiscal year beginning April 1, 2014. Under the independent director compensation policy, our independent directors are entitled to receive a $25,000 annual retainer, payable in cash or shares of our common stock. For service on a committee of the Board, an independent director is entitled to receive an additional annual cash retainer of $7,500 for Audit and Compensation Committee members and $5,000 for Corporate Governance and Nominating Committee members. In lieu of the annual cash retainer for committee participation, each independent director serving as a chair of a Board committee shall receive an annual cash retainer of $15,000 for Audit and Compensation Committee chairs and $10,000 for the Corporate Governance and Nominating Committee chair. In addition, each independent director will also receive an annual grant of an option or warrant to purchase a minimum of 12,000 shares of our common stock, which will vest monthly over a one year period from the date of grant. Prorated grants will be made for partial years of service.

We paid our independent directors cash compensation consistent with the policy noted above during our fiscal year ended March 31, 2017. To conserve cash for our operations, we had accrued, but had not paid, our independent directors any cash compensation during the period January 1, 2012 through March 31, 2016. We paid all such unpaid amounts, aggregating $278,500, during fiscal 2017.

During the year ended March 31, 2017, we granted options to purchase 25,000 shares of our common stock at $3.49 per share to each of our three independent directors in June 2016, and in November 2016 we granted options to purchase an additional 25,000 shares of our common stock at $3.80 to each of our three independent directors. Subsequent to March 31, 2017, we granted options to purchase 35,000 shares of our common stock at $1.96 per share to each of our three independent directors.

The following table sets forth a summary of the compensation earned by our independent, non-employee directors in our fiscal year ended March 31, 2017.

	Fees Earned or Paid in Cash (1)	Option Awards (2)		Other Compensation	Total
Name	($)	($)		($)	($)

Jon S. Saxe (3)	$52,500	$159,196	(6)	$-	$211,696
Brian J. Underdown, Ph.D. (4)	$57,500	$159,196	(6)	$-	$216,696
Jerry B. Gin, Ph.D., M.B.A (5)	$32,500	$159,196	(6)	$-	$191,696

(1)
The amounts shown represent fees earned for service on our Board of Directors, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee during the fiscal year ended March 31, 2017, which amounts were paid in full during the fiscal year then ended. Fees paid during fiscal 2017 for prior years’ Board and committee service, $136,500 to Mr. Saxe, and $142,000 to Dr. Underdown, are excluded from the amounts shown as they had been reported, as appropriate, in the year in which they were accrued.

(2)
The amounts in the Option Awards column represent the aggregate grant date fair value of options to purchase shares of our common stock awarded to Mr. Saxe, Dr. Underdown and Dr. Gin during our fiscal year ended March 31, 2017, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC 718). The amounts in this column do not represent any cash payments actually received by Mr. Saxe, Dr. Underdown or Dr. Gin with respect to any of such warrants or options to purchase shares of our common stock awarded to them during the fiscal year ended March 31, 2017.  To date, Mr. Saxe, Dr. Underdown and Dr. Gin have not exercised such warrants or options to purchase common stock, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the Option and Warrant Awards column.

(3)
Mr. Saxe has served as the Chairman of our Board of Directors, the Chairman of our Audit Committee and a member of our Compensation Committee and Corporate Governance and Nominating Committee throughout our fiscal year ended March 31, 2017.  At March 31, 2017, Mr. Saxe holds: (i) 1,875 restricted shares of our common stock; (ii) options to purchase 61,875 registered shares of our common stock, of which options to purchase 14,652 shares are exercisable; and (iii) warrants to purchase 83,250 restricted shares of our common stock, all of which are exercisable.

(4)
Dr. Underdown has served as a member of our Board of Directors, as the Chairman of our Compensation Committee and Corporate Governance and Nominating Committee, and as a member of our Audit Committee throughout the fiscal year ended March 31, 2017.  At March 31, 2017, Dr. Underdown holds: (i) options to purchase 59,250 registered shares of our common stock, of which options to purchase 12,027 shares are exercisable; and (ii) warrants to purchase 82,500 restricted shares of our common stock, all of which are exercisable.

(5)
Dr. Gin was appointed to our Board of Directors and as a member of our Audit Committee on March 29, 2016 and served in those capacities throughout our fiscal year ended March 31, 2017. Effective on April 1, 2017, Dr. Gin was also appointed as a member of the Compensation Committee and assumed chairmanship of the Corporate Governance and Nominating Committee.  At March 31, 2017, Dr. Gin holds options to purchase 75,000 registered shares of our common stock of which 27,777 are exercisable.

(6)
The table below provides information regarding the option awards we granted to Mr. Saxe, Dr. Underdown and Dr. Gin during Fiscal 2017 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications.

	Option Grant	Option Grant
	6/19/2016	11/9/2016	Total

Saxe	$76,803	$82,393	$159,196
Underdown	76,803	82,393	159,196
Gin	76,803	82,393	159,196
	$230,409	$247,179	$477,588

Market price per share	$3.49	$3.80
Exercise price per share	$3.49	$3.80
Risk-free interest rate	1.62%	2.07%
Volatility	96.16%	91.65%
Expected term (years)	10.00	10.00
Dividend rate	0%	0%

Fair value per share	$3.07	$3.30
Aggregate shares	75,000	75,000

Mr. Saxe, Dr. Underdown and Dr. Gin were each granted options to purchase 25,000 shares of our common stock on both of the dates indicated.

Board Attendance at Board of Directors, Committee and Stockholder Meetings

Our Board met four times and acted by unanimous written consent six times during our fiscal year ended March 31, 2017. Our Audit Committee met four times. Our Compensation Committee requested action by the entire Board for grants of various equity securities and for amendments of certain executive employment agreements. Our Corporate Governance and Nominating Committee requested action by the entire Board with respect to resolutions to be presented to our stockholders at the annual meeting of stockholders and Board committee assignments. With the exception of Dr. Underdown, who was unable to attend one Board meeting due to international travel, each director serving during Fiscal 2017 attended all of the meetings of the Board and the committees of the Board upon which such director served that were held during the term of his service.

We do not have a formal policy regarding attendance by members of the Board at our Annual Meeting of Stockholders, but directors are encouraged to attend. With the exception of Dr. Underdown, each of our directors attended our 2016 Annual Meeting of Stockholders in person.

Independent Directors

Our securities are currently listed on the NASDAQ Capital Market, which requires that a majority of our directors be independent. Accordingly, we evaluate director independence under the standards established by the SEC and the NASDAQ Stock Market.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that Mr. Saxe, Dr. Underdown and Dr. Gin are each “independent” as that term is defined by the rules of the NASDAQ Stock Market. Our Board has also determined that Mr. Saxe, Dr. Underdown and Dr. Gin, who together comprise our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, satisfy the independence standards set forth in the NASDAQ Stock Market rules. In making these determinations, our Board considered the current and prior relationships that each nonemployee director has with the Company and all other facts and circumstances that our Board deemed relevant.

Board Committees and Charters

Our Board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Effective on April 1, 2017, only our independent directors, Mr. Saxe, Dr. Underdown and Dr. Gin, serve as members of each of these committees.

The Audit Committee of our Board is comprised of Mr. Saxe, who serves as the committee chairman, Dr. Underdown and Dr. Gin. Mr. Saxe is also our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. The Audit Committee operates under a written charter. Our Audit Committee charter is available on our website. Under its charter, our Audit Committee is primarily responsible for, among other things, the following:

●
overseeing our accounting and financial reporting process;

●
selecting, retaining and replacing our independent auditors and evaluating their qualifications, independence and performance;

●
reviewing and approving scope of the annual audit and audit fees;

●
monitoring rotation of partners of independent auditors on engagement team as required by law;

●
discussing with management and independent auditors the results of annual audit and review of quarterly financial statements;

●
reviewing adequacy and effectiveness of internal control policies and procedures;

●
approving retention of independent auditors to perform any proposed permissible non-audit services;

●
overseeing internal audit functions and annually reviewing audit committee charter and committee performance; and

●
preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee

The Compensation Committee of our Board is comprised of Dr. Underdown, who serves as the committee chairman, Mr. Saxe, and Dr. Gin. Our Compensation Committee charter is available on our website. Under its charter, the Compensation Committee is primarily responsible for, among other things, the following:

●
reviewing and approving our compensation programs and arrangements applicable to our executive officers (as defined in Rule I 6a-I (f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, including, without limitation, employment, severance, change of control and similar agreements or arrangements;

●
determining the objectives of our executive officer compensation programs;

●
ensuring corporate performance measures and goals regarding executive officer compensation are set and determining the extent to which they are achieved and any related compensation earned;

●
establishing goals and objectives relevant to Chief Executive Officer compensation, evaluating Chief Executive Officer performance in light of such goals and objectives, and determining Chief Executive Officer compensation based on the evaluation;

●
endeavoring to ensure that our executive compensation programs are effective in attracting and retaining key employees and reinforcing business strategies and objectives for enhancing stockholder value, monitoring the administration of incentive-compensation plans and equity-based incentive plans as in effect and as adopted from time to time by the Board;

●
reviewing and approving any new equity compensation plan or any material change to an existing plan; and

●
reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the committee or Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board is comprised of Dr. Gin, who serves as the committee chairman, Mr. Saxe and Dr. Underdown. Our Corporate Governance and Nominating Committee charter is available on our website. Under its charter, the Corporate Governance and Nominating Committee is primarily responsible for, among other things, the following:

●
monitoring the size and composition of the Board;

●
making recommendations to the board with respect to the nominations or elections of our directors;

●
reviewing the adequacy of our corporate governance policies and procedures and our Code of Business Conduct and Ethics, and recommending any proposed changes to the board for approval; and

●
considering any requests for waivers from our Code of Business Conduct and Ethics and ensure that we disclose such waivers as may be required by the exchange on which we are listed, if any, and rules and regulations of the SEC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board consists of Dr. Underdown, Mr. Saxe and Dr. Gin, each of whom is an independent, nonemployee director. None of the members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Code of Ethics

                We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors.  Our Code of Business Conduct and Ethics is available on our website at www.vistagen.com.  We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in filings with the SEC under the Exchange Act.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED AND AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR POTENTIAL FUTURE ISSUANCE FROM 30,000,000 TO 100,000,000

On June 22, 2017, our Board unanimously approved an amendment to our Restated and Ameded Articles of Incorporation to increase the number of shares of common stock authorized for potential future issuance from 30.0 million to 100.0 million (the “Charter Amendment”). Our stockholders are being asked to approve the Charter Amendment in the form attached hereto as Appendix A.

Purpose of the Charter Amendment

On July 11, 2017, we had 9,301,472 shares of common stock issued and outstanding, 8,166,075 shares of common stock that were authorized but unissued, and 12,532,453 shares reserved for future issuance, consisting of (i) 750,000 shares issuable upon conversion of the 500,000 outstanding shares of our Series A Preferred Stock, (ii) 1,160,240 shares issuable upon conversion of the 1,160,240 outstanding shares of our Series B Convertible Preferred Stock (“Series B Preferred”), (iii) 663,460 shares reserved for issuance as payment of accrued but unpaid dividends on outstanding shares of Series B Preferred, (iv) 2,318,012 shares issuable upon conversion of the 2,318,012 outstanding shares of our Series C Convertible Preferred Stock, (v) 4,796,506 shares issuable upon exercise of outstanding warrants, and (vi) 2,844,235 shares issuable upon exercise of outstanding stock options or reserved for future stock option grants under our stock option plans.

The Board believes that the availability of additional authorized shares of common stock will provide the Company with necessary flexibility to issue common stock for a variety of corporate finance and general corporate purposes as the Board may determine from time to time in the future to be desirable including, without limitation, raising operating capital for research and development and general corporate purposes in connection with registered public offering and/or private placement transactions with accredited investors, future financing activities related to strategic partnering transactions, investment in pipeline-enabling product candidate and technology licensing and acquisition opportunities or other distributions to advance our corporate objectives intended to generate value for our stockholders. In addition, in the event stockholders approve the Plan Amendment under Proposal No. 3 below, the shares of common stock made available by the Charter Amendment will also allow the Company to reserve shares of common stock authorized for issuance by the Plan Amendment.

Without the proposed increase in the number of authorized shares of common stock, the Board believes that number of remaining common shares currently authorized under our Restated and Amended Articles of Incorporation may be insufficient to accomplish our corporate objectives intended to generate value for our stockholders, which may include utilizing the Company’s shelf registration statement on SEC Form S-3 (File No. 333-215671) declared effective by the SEC on May 12, 2017, when and if the Board determines it is advisable and in the best interests of the Company’s stockholders to do so. Further, if the Plan Amendment, but not the Charter Amendment, is approved by stockholders, we may not have sufficient shares of common stock available to issue under the 2016 Plan. We believe that having the additional authorized shares available to the Company for issuance, upon approval of the Board, will be beneficial to us and our stockholders by allowing us the opportunity to accomplish our corporate objectives and to promptly consider and respond to future business opportunities as they may arise, including in relation to capital raising activities to fund our ongoing clinical and nonclinical development of AV-101, our new generation oral central nervous system prodrug candidate in Phase 2 clinical development for treatment of Major Depressive Disorder, or to conduct other clinical trials or other studies. The delay involved in calling and holding a stockholders' meeting to approve an increase in authorized shares at the time a business opportunity presents itself may prevent us from timely pursuing and realizing that opportunity, and may significantly adversely affect the economic or strategic value of that opportunity to the Company and our stockholders.

The Board has not authorized the Company to take any action with respect to any of the additional shares of common stock that would be authorized under this Proposal No. 2, and the Company currently does not have any definitive plan, arrangement or understanding with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed Charter Amendment.

Anti-Takeover Effects

The proposed Charter Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while the Company currently has no intent to employ the additional unissued authorized shares as an anti-takeover device, the proposed Charter Amendment may have the effect of discouraging future unsolicited takeover attempts. The Board is not aware of any such attempt to take control of the Company, and would act in the best interest of shareholders if any attempt was made. The proposed amendment has been prompted by business and financial considerations.

Effect of Charter Amendment

The proposed increase in the number of authorized shares of the Company's common stock pursuant to the Charter Amendment will not change the number of shares of the Company’s common stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Company's common stock. However, the issuance of additional shares of common stock authorized by the Charter Amendment may occur at times or under circumstances in the future so as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company's common stock.

If this Proposal No. 2 is approved, no further action by the stockholders will be necessary prior to the issuance of additional shares of common stock unless required by law, the NASDAQ Stock Market, or the rules of any stock exchange or national securities association on which the common stock is then listed or quoted. Under the proposed Charter Amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. Adoption of the Charter Amendment will not affect the rights of the holders of currently outstanding common stock of the Company nor will it change the par value of the common stock, which will remain $0.001 per share. If the proposed Charter amendment is adopted, it will become effective upon filing of an amendment to the Company's Restated and Amended Articles of Incorporation with the Nevada Secretary of State.

Vote Required and Recommendation

The affirmative vote of the majority of votes cast for this proposal is required to approve this Proposal No. 2 to increase the number of shares of common stock authorized from 30.0 million to 100.0 million.

    The Board unanimously recommends that stockholders vote “FOR” approval of the Charter Amendment to increase the number of shares authorized under the Company’s Restated and Amended Articles of Incorporation from 30.0 million to 100.0 million.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S
AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR POTENTIAL ISSUANCE

General

Our Board unanimously approved the Company’s Amended and Restated 2016 Stock Incentive Plan, formerly titled the 2008 Stock Incentive Plan (the “2016 Plan”), on July 26, 2016, and the 2016 Plan was approved by our stockholders at our 2016 Annual Meeting of Stockholders on September 26, 2016. A total of 3.0 million shares of our common stock is currently authorized for issuance under the 2016 Plan. As of the date of this proxy statement, 317,065 shares remained available for future equity grants under our 2016 Plan. Accordingly, on June 22, 2017, at the recommendation of the Compensation Committee of our Board, our Board unanimously approved an amendment to increase the authorized shares of common stock under the 2016 Plan from 3.0 million to 10.0 million (the “Plan Amendment”). Our stockholders are being asked to approve the Plan Amendment in the form attached hereto as Appendix B.

In the event stockholders approve this Proposal No. 3, but not the Charter Amendment described under Proposal No. 2 above, our Board may elect to delay the effectiveness of the Plan Amendment until such time that there are sufficient shares of authorized but unissued common stock available under our Restated and Amended Articles of Incorporation.

Below is a summary of the terms and conditions of the 2016 Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2016 Plan. A copy of the 2016 Plan is attached to our Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2017, filed with the SEC on June 29, 2017.

Description of the 2016 Plan

The 2016 Plan provides for the grant of stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards”. Stock options granted under the 2016 Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options. We may grant incentive stock options only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants.

The Compensation Committee of our Board, referred to in the 2016 Plan as the “Committee”, administers the 2016 Plan, including selecting the Award recipients, determining the number of shares to be subject to each Award, the exercise or purchase price of each Award and the vesting and exercise periods of each Award.

The exercise price of all incentive stock options granted under the 2016 Plan must be at least equal to 100% of the fair market value of the shares on the date of grant. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries, the exercise price of any incentive stock option granted may not be less than 110% of the fair market value on the grant date. The maximum term of incentive stock options granted to employees who own stock possessing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries may not exceed five years. The maximum term of an incentive stock option granted to any other participant may not exceed 10 years. The Committee determines the term and exercise or purchase price of all other Awards granted under the 2016 Plan.

Under the 2016 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. Other Awards shall be transferable:

●
by will and by the laws of descent and distribution; and

●
during the lifetime of the participant, to the extent and in the manner authorized by the Committee by gift or pursuant to a domestic relations order to members of the participant’s Immediate Family (as defined in the 2016 Plan).

The 2016 Plan permits the designation of beneficiaries by holders of Awards, including incentive stock options.  In the event of termination of a participant’s service for any reason other than disability or death, such participant may, but only during the period specified in the Award agreement of not less than 30 days (generally 90 days) commencing on the date of termination (but in no event later than the expiration date of the term of such Award as set forth in the Award agreement), exercise the portion of the grantee’s Award that was vested at the date of such termination or such other portion of the grantee’s Award as may be determined by the Committee. The grantee’s Award agreement may provide that upon the termination of the participant’s service for cause, the participant’s right to exercise the Award shall terminate concurrently with the termination of the participant’s service. In the event of a participant’s change of status from employee to consultant, an employee’s incentive stock option shall convert automatically into a non-qualified stock option on the day three months and one day following such change in status. To the extent that the grantee’s Award was unvested at the date of termination, or if the participant does not exercise the vested portion of the grantee’s Award within the period specified in the Award agreement of not less than 30 days commencing on the date of termination, the Award shall terminate. If termination was caused by death or disability, any options that have become exercisable prior to the time of termination, will remain exercisable for twelve months from the date of termination (unless a shorter or longer period of time is determined by the Committee).

The maximum number of shares with respect to which options and stock appreciation rights may be granted to any participant in any calendar year will be 300,000 shares of common stock. In connection with a participant’s commencement of service with the Company, a participant may be granted options and stock appreciation rights for up to an additional 50,000 shares that will not count against the foregoing limitation. In addition, for Awards of restricted stock and restricted shares of common stock that are intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code), the maximum number of shares with respect to which such Awards may be granted to any participant in any calendar year will be 300,000 shares of common stock. The limits described in this paragraph are subject to adjustment in the event of any change in our capital structure as described below.

The terms and conditions of Awards are determined by the Committee, including the vesting schedule and any forfeiture provisions. Awards under the 2016 Plan may vest upon the passage of time or upon the attainment of certain performance criteria. Although we do not currently have any Awards outstanding that vest upon the attainment of performance criteria, the Committee may establish criteria based on any one of, or combination of, the following:

●
increase in share price;
●
earnings per share;
●
total stockholder return;
●
operating margin;
●
gross margin;
●
return on equity;
●
return on assets;
●
return on investment;
●
operating income;
●
net operating income;
●
pre-tax profit;
●
cash flow;
●
revenue;
●
expenses;
●
earnings before interest, taxes and depreciation;
●
economic value added; and
●
market share.

Subject to any required action by our stockholders, the number of shares of common stock covered by outstanding Awards, the number of shares of common stock that have been authorized for issuance under the 2016 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of common stock that may be granted subject to Awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of any increase or decrease in the number of issued shares of common stock resulting from certain changes in our capital structure as described in the 2016 Plan.

Effective upon the consummation of a Corporate Transaction (as defined below), all outstanding Awards under the 2016 Plan will terminate unless the acquirer assumes or replaces such Awards. The Committee has the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control (as defined below) or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the 2016 Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the 2016 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Committee may specify. The Committee also has the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the service of the grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Committee may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

Under the 2016 Plan, a Corporate Transaction is generally defined as:

●
an acquisition of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction;

●
a reverse merger in which we remain the surviving entity but: (i) the shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (ii) in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger;

●
a sale, transfer or other disposition of all or substantially all of the assets of the Company;

●
a merger or consolidation in which the Company is not the surviving entity; or

●
a complete liquidation or dissolution.

Under the 2016 Plan, a Change in Control is generally defined as: (i) the acquisition of more than 50% of the total combined voting power of our stock by any individual or entity which a majority of our Board of Directors (who have served on our board for at least 12 months) do not recommend our stockholders accept; (ii) or a change in the composition of our Board of Directors over a period of 12 months or less.

Unless terminated sooner, the 2016 Plan will automatically terminate in 2026. Our Board of Directors may at any time amend, suspend or terminate the 2016 Plan. To the extent necessary to comply with applicable provisions of U.S. federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any such amendment to the 2016 Plan in such a manner and to such a degree as required.

U.S. Federal Income Tax Consequences

The 2016 Plan is, in part, is a qualified plan for federal income tax purposes. As such, the Company is entitled to (i) withhold and deduct from future wages of any Grantee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Award, or (ii) require the Grantee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of common stock, with respect to an Award.

Plan Benefits

    Participation in the 2016 Plan is entirely within the discretion of the Committee. Because we cannot predict the rate at which the Committee will issue Awards or the terms of Awards granted under the 2016 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2016 Plan in the future.

The following table discloses all awards granted to the persons or groups specified below under the 2016 Plan during our fiscal year ended March 31, 2017:

Name and Position	Issuances under the Amended and Restated 2016 Stock Incentive Plan
No. of Shares
Shawn K. Singh	300,000
Chief Executive Officer and Director

H. Ralph Snodgrass, Ph.D.	205,000
President, Chief Scientific Officer

Mark A Smith, MD, Ph.D.	260,000
Chief Medical Officer

Jerrold D. Dotson	125,000
Vice President, Chief Financial Officer, Secretary

Independent Directors	150,000

Employees (excluding executive officers) and consultants	300,000

Total	1,340,000

Vote Required and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the Plan Amendment. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 3.

The Board unanimously recommends that stockholders vote “FOR” approval of the Plan Amendment to increase the number of shares authorized for issuance under the 2016 Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and OUM & Co. LLP ("OUM"), our independent registered public accounting firm, the audited consolidated financial statements in the VistaGen Therapeutics, Inc. Annual Report on Form 10-K for the year ended March 31, 2017. The Audit Committee has also discussed with OUM those matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16.

OUM also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2017.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Jon S. Saxe, Audit Committee Chairman Brian J. Underdown Jerry B. Gin
Dated: June 22, 2017

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF
OUM & CO. LLP TO SERVE AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board, the Board appointed OUM & Co. LLP (“OUM”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of OUM as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of OUM will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Fees and Services

OUM served as our independent registered public accounting firm for the fiscal years ended March 31, 2017 and March 31, 2017. Information provided below includes fees for professional services provided to us by OUM for our fiscal years ended March 31, 2017 and 2016.

	Fiscal Years Ended March 31,
	2017	2016

Audit fees	$204,250	$197,180
Audit-related fees	69,250	23,016
Tax fees	16,000	15,925
All other fees	-	-
Total fees	$289,500	$236,121

 Audit Fees:

Audit fees include fees billed for the annual audit of the Company’s financial statements and quarterly reviews for the fiscal years ended March 31, 2017 and 2016, and for services normally provided by OUM in connection with routine statutory and regulatory filings or engagements.

Audit-Related Fees:

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the annual audit or reviews of the Company’s financial statements and are not reported under “Audit Fees.”  During our fiscal years ended March 31, 2017 and 2016, OUM billed the Company for services related to consents for the use of its audit opinion in the Company’s filings of Registration Statements on Form S-3 and Form S-1, respectively, that included the Company’s audited financial statements for the fiscal years ended March 31, 2016 and 2015.

Tax Fees:

Tax fees include fees for professional services for tax compliance, tax advice and tax planning for the tax years ended March 31, 2017 and 2016.

All Other Fees:

All other fees include fees for products and services other than those described above.  During our fiscal years ended March 31, 2017 and 2016, no such fees were billed by OUM.

Required Vote and Recommendation

Ratification of the selection of OUM as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2018 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of OUM as the Company’s independent registered public accounting firm for our fiscal year ending March 31, 2018.

The Board unanimously recommends that stockholders vote “FOR” the ratification of the selection of OUM as our independent registered public accounting firm for our fiscal year ending March 31, 2018.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Shawn K. Singh, JD	54	Chief Executive Officer and Director
H. Ralph Snodgrass, Ph.D.	67	Founder, President, Chief Scientific Officer and Director
Mark A. Smith, M.D., Ph.D.	61	Chief Medical Officer
Jerrold D. Dotson, CPA	64	Vice President, Chief Financial Officer and Secretary

Shawn K. Singh, JD Please see Mr. Singh’s biography on page 3 of this Proxy Statement, under the section titled “Directors.”

H. Ralph Snodgrass, Ph.D. Please see Dr. Snodgrass’s biography on page 4 of this Proxy Statement, under the section titled “Directors.”

Mark A. Smith, M.D, Ph.D. joined VistaGen as our Chief Medical Officer effective June 18, 2016.  Dr. Smith served as the Clinical Lead for Neuropsychiatry at Teva Pharmaceuticals from November 2013 through June 2016.  He served as Senior Director of Experimental Medicine, Global Clinical Development and Innovation at Shire Pharmaceuticals from September 2012 to October 2013 and at AstraZeneca Pharmaceutical Company as Executive Director of Clinical Development and in other senior positions from June 2000 through September 2012. He served as a Senior Investigator and Principal Research Scientist in CNS Diseases Research at DuPont Pharmaceutical Company from 1996 to 2000 and in the Biological Psychiatry and Clinical Neuroendocrinology Branches of the National Institute of Mental Health from 1987 through 1996.  Dr. Smith has significant expertise in drug discovery and development and clinical trial design and execution, having directed approximately fifty clinical trials from Phase 0 through Phase II B and served as project leader in both the discovery and development of approximately twenty investigational new drugs aimed at depression, anxiety, schizophrenia and other disorders.  Dr. Smith received his Bachelor of Science and Master of Science degrees in Molecular Biophysics and Biochemistry from Yale University; his M.D and Ph.D. in Physiology and Pharmacology from the University of California, San Diego and completed his residency at Duke University Medical Center.

Jerrold D. Dotson, CPA has served as our Chief Financial Officer since September 2011, as our Corporate Secretary since October 2013 and as a Vice President since February 2014. Mr. Dotson served as Corporate Controller for Discovery Foods Company, a privately held Asian frozen foods company from January 2009 to September 2011.  From February 2007 through September 2008, Mr. Dotson served as Vice President, Finance and Administration (principal financial and accounting officer) for Calypte Biomedical Corporation (OTCBB: CBMC), a publicly held biotechnology company.  Mr. Dotson served as Calypte’s Corporate Secretary from 2001 through September 2008.  He also served as Calypte’s Director of Finance from January 2000 through July 2005 and was a financial consultant to Calypte from August 2005 through January 2007.  Prior to joining Calypte, from 1988 through 1999, Mr. Dotson worked in various financial management positions, including Chief Financial Officer, for California & Hawaiian Sugar Company, a privately held company.  Mr. Dotson is licensed as a CPA in California and received his B.S. degree in Business Administration with a concentration in accounting from Abilene Christian College.

Our Compensation Objectives

Our compensation practices are designed to attract key employees and to retain, motivate and reward our executive officers for their performance and contribution to our longterm success. Our Board, through the Compensation Committee, seeks to compensate our executive officers by combining short and longterm cash and equity-based incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with stockholder value creation. When possible, the Compensation Committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Also, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, the Compensation Committee seeks to set performance goals that reach across all business areas and include achievements in finance/business development and corporate development.

The Compensation Committee makes decisions regarding salaries, annual bonuses, if any, and equity-based incentive compensation for our executive officers, approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and our other executive officers. The Compensation Committee solicits input from our Chief Executive Officer regarding the performance of our other executive officers. Finally, the Compensation Committee also administers our incentive compensation and benefit plans, including the 2016 Plan.

Although we have no formal policy for a specific allocation between current and long-term compensation, or cash and noncash equity-based compensation, when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, we seek to implement a pay mix for our officers with a relatively equal balance of both, providing a competitive salary with a significant portion of compensation awarded on both corporate and personal performance.

Compensation Components

As a general rule, and when possible and appropriate taking into account the Company’s financial condition and other related facts and circumstances, our compensation consists primarily of three elements: base salary, annual bonus and equity-based incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives, both initially at the time of hire and thereafter, to ensure that we retain our executive management team. An executive officer’s base salary is also determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed periodically as deemed necessary by the Compensation Committee and increased for merit reasons, based on the executive officer's success in meeting or exceeding individual objectives. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive officer’s role or responsibilities.

Annual Bonus

The Compensation Committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our corporate-wide goals. The amount of the cash bonus depends on the level of achievement of the individual performance goals, with a target bonus generally set as a percentage of base salary and based on the achievement of pre-determined milestones.  To conserve our cash resources, our management team voluntarily decided to not seek and, in accordance with our management team’s election, our Compensation Committee did not award any cash bonuses in any fiscal year from Fiscal 2012 through Fiscal 2015. The Compensation Committee authorized cash bonuses to officers who served during Fiscal 2016, which bonuses were paid in July 2016.

Equity-Based Incentives

The Compensation Committee believes that to attract and retain management, key employees and non-management directors the compensation paid to these persons should include, in addition to base salary and potential annual cash incentives, equity based compensation that is competitive with peer companies.  The Compensation Committee determines the amount and terms of equity-based compensation granted under our stock option plans or pursuant to other awards made to our executives and key employees.

Summary Compensation Table

The following table shows information regarding the compensation of our Named Executive Officers (NEO’s) for services performed in the fiscal years ended March 31, 2017 and 2016:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option and Warrant Awards (5) ($)		All Other Compensation ($)	Total ($)

Shawn K. Singh (1)	2017	385,107	173,750	752,210	(6)	-	1,316,067
Chief Executive Officer	2016	347,500	-	1,629,574	(7)	-	1,977,074

H. Ralph Snodgrass, Ph.D. (2)	2017	340,625	152,500	520,946	(6)	-	1,014,071
President, Chief Scientific Officer	2016	305,000	-	985,025	(7)	-	1,290,025

Mark A. Smith, M.D., Ph.D. (3)	2017	275,737	-	654,238	(6)	-	929,975
Chief Medical Officer	2016	-	-	-		-	-

Jerrold D. Dotson (4)	2017	289,583	100,000	318,018	(6)	-	707,601
Vice President, Chief Financial Officer, Secretary	2016	250,000	-	635,297	(7)	-	885,297

(1)
Mr. Singh became Chief Executive Officer of VistaGen Therapeutics, Inc. (a California corporation) ("VistaGen California") on August 20, 2009 and our Chief Executive Officer in May 2011, in connection with the Merger.  In our fiscal years ended March 31, 2017 and 2016, Mr. Singh’s annual base cash salary, pursuant to his January 2010 employment agreement, as amended in June 2016, was contractually set at $395,000 and $347,500, respectively. Pursuant to his employment agreement, Mr. Singh is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary. To conserve cash for our operations during our fiscal year ended March 31, 2016, Mr. Singh voluntarily refrained from receiving any cash bonus.

(2)
Through August 20, 2009, Dr. Snodgrass served as VistaGen California’s President and Chief Executive Officer, at which time he became its President and Chief Scientific Officer.  He became our President and Chief Scientific Officer in May 2011, in connection with the Merger.  In our fiscal years ended March 31, 2017 and 2016, Dr. Snodgrass’ annual base cash salary, pursuant to his January 2010 employment agreement, as amended in June 2016, was contractually set at $350,000 and $305,000, respectively.  Pursuant to his employment agreement, Dr. Snodgrass is eligible to receive an annual cash incentive bonus of up to fifty percent (50%) of his base cash salary.  To conserve cash for our operations during our fiscal years ended March 31, 2016 and 2015, Dr. Snodgrass voluntarily refrained from receiving any cash bonus.

(3)	Dr. Smith became our Chief Medical Officer upon his employment effective June 18, 2016. During our fiscal year ended March 31, 2017, Dr. Smith’s annual base cash salary was $350,000.

(4)
Mr. Dotson served as Chief Financial Officer on a part-time contract basis from September 19, 2011 through August 2012, at which time he became our full-time employee.  In our fiscal years ended March 31, 2017 and 2016, Mr. Dotson’s annual base cash salary was $300,000 and $250,000, respectively.  To conserve cash for our operations, Mr. Dotson did not receive a cash bonus in our fiscal year ended March 31, 2016.

(5)
The amounts in the Option and Warrant Awards column represent the aggregate grant date fair value of options and/or warrants to purchase restricted shares of our common stock awarded to Mr. Singh, Dr. Snodgrass, Dr. Smith and Mr. Dotson, and, in Fiscal 2016, the effect of modifications to prior grants of warrants, occurring during the fiscal year presented, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC 718"). The amounts in this column do not represent any cash payments actually received by Mr. Singh, Dr. Snodgrass, Dr. Smith or Mr. Dotson with respect to any of such options or warrants to purchase restricted shares of our common stock awarded to them or modified during the periods presented. To date, Mr. Singh, Dr. Snodgrass, Dr. Smith and Mr. Dotson have not exercised any of such options or warrants to purchase common stock, and there can be no assurance that any of them will ever realize any of the ASC 718 grant date fair value amounts presented in the Option and Warrant Awards column.

(6)
The table below provides information regarding the option awards we granted to Mr. Singh, Dr. Snodgrass, Dr. Smith and Mr. Dotson during Fiscal 2017 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications

	Option Grant	Option Grant
	6/19/2016	11/9/2016	Total

Singh	$484,700	$272,510	$757,210
Snodgrass	302,938	218,008	520,946
Smith	436,230	218,008	654,238
Dotson	181,763	136,255	318,018
	$1,405,631	$844,781	$2,250,412

Market price per share	$3.49	$3.80
Exercise price per share	$3.49	$3.80
Risk-free interest rate	1.31%	1.71%
Volatility	79.82%	83.17%
Expected term (years)	6.25	6.25
Dividend rate	0%	0%

Fair value per share	$2.42	$2.73
Aggregate shares	580,000	310,000

On June 19, 2016, Mr. Singh, Dr. Snodgrass, Dr. Smith and Mr. Dotson were granted options to purchase 200,000, 125,000, 180,000 and 75,000 restricted shares of our common stock, respectively. On November 9, 2016, Mr. Singh, Dr. Snodgrass, Dr. Smith and Mr. Dotson were granted options to purchase 100,000, 80,000, 80,000 and 50,000 restricted shares of our common stock, respectively.

(7)
The table below provides information regarding the warrant awards and modifications we granted to Mr. Singh, Dr. Snodgrass and Mr. Dotson during fiscal 2016 and the assumptions used in the Black Scholes Option Pricing Model to determine the grant date fair values of the respective awards and modifications

	Warrant Grant	Warrant Modification
	9/2/2015	11/11/2015	Total

Singh	$1,420,332	$209,242	$1,629,574
Snodgrass	852,199	132,826	985,025
Dotson	568,133	67,164	635,297
	$2,840,664	$409,232	$3,249,896

		Weighted Average (except shares)
		Before	After
Market price per share	$9.11	$6.5	$6.5
Exercise price per share	$9.25	$9.99	$7
Risk-free interest rate	1.15%	1.75%	1.76
Volatility	77.19%	78.8%	78.75%
Expected term (years)	5	5.17	5.19
Dividend rate	0%	0%	0%

Fair value per share	$5.68	$3.67	$4.09
Aggregate shares	500,000	952,803	952,803

Mr. Singh, Dr. Snodgrass and Mr. Dotson were granted warrants to purchase 250,000, 150,000 and 100,000 restricted shares of our common stock, respectively. We modified warrants to purchase an aggregate of 477,803 shares, 310,000 shares and 165,000 shares held by Mr. Singh, Dr. Snodgrass and Mr. Dotson, respectively.

None of the NEOs is entitled to any perquisites or other personal benefits that, in the aggregate, are worth over $50,000 or over 10% of their base salary.

Benefit Plans

401(k) Plan

We maintain, through a registered agent, a retirement and deferred savings plan for our officers and employees. This plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The retirement and deferred savings plan provides that each participant may contribute a portion of his or her pre-tax compensation, subject to statutory limits. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions subject to established limits and a vesting schedule.  To date, we have not made any discretionary contributions to the retirement and deferred savings plan on behalf of participating employees.

Options and Warrants Granted to NEOs

The following table provides information regarding each unexercised stock option and warrant to purchase restricted shares of our common stock held by each of the named executive officers as of March 31, 2017:

	Stock Options and Warrants
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Shawn K. Singh	2,000		-		14.40	5/17/2017
	1,000		-		10.00	1/17/2018
	1,000		-		10.00	1/17/2018
	3,000		-		10.00	3/24/2019
	1,125		-		10.00	6/17/2019
	50,000		-		10.00	11/4/2019
	21,250		-		10.00	12/30/2019
	5,000		-		10.00	4/26/2021
	4,017		-		7.00	3/19/2019
	1,786		-		7.00	3/19/2019
	72,000		-		7.00	3/3/2023
	150,000		-		7.00	1/11/2020
	250,000		-		7.00	9/2/2020
	-		200,000	(1)	3.49	6/19/2026
	11,111	(2)	88,889	(2)	3.80	11/9/2026
Total:	673,289		288,889

H. Ralph Snodgrass, Ph.D.	2,500		-		10.00	3/24/2019
	1,250		-		10.00	6/17/2019
	12,500		-		10.00	12/30/2019
	50,000		-		7.00	3/3/2023
	2,500		-		7.00	3/19/2024
	7,500		-		7.00	3/19/2024
	100,000		-		7.00	1/11/2020
	150,000		-		7.00	9/20/2020
	-		125,000	(1)	3.49	6/19/2026
	8,888	(2)	71,112	(2)	3.80	11/9/2026
Total:	335,138		196,112

Mark A. Smith, M.D. Ph.D.	-		180,000	(1)	3.49	6/19/2026
	8,888	(2)	71,112	(2)	3.80	11/9/2026
Total:	8,888		251,112

Jerrold D. Dotson	5,001		-		10.00	10/30/2022
	1,000		-		8.00	10/27/2023
	10,000		-		7.00	3/3/2023
	5,000		-		7.00	3/19/2024
	50,000		-		7.00	1/11/2020
	-		75,000	(1)	3.49	6/19/2026
	5,555	(2)	44,445	(2)	3.80	11/9/2026
Total:	76,556		119,445

(1)
Represents an option to purchase shares of our common stock granted on June 19, 2016 when the market price of our common stock was $3.49 per share.  The option will become exercisable for 25% of the shares granted on June 19, 2017 with the remaining shares becoming exercisable ratably monthly through June 19, 2020, when all shares granted will be fully exercisable.

(2)
Represents an option to purchase shares of our common stock granted on November 9, 2016 when the market price of our common stock was $3.80 per share.  The option becomes exercisable for 1/36th of the shares granted each month beginning December 9, 2016 through November 9, 2019, when all shares granted will be fully exercisable.

Employment or Severance Agreements

We have employment agreements with Mr. Singh and Dr. Snodgrass, the materal terms of which are described below.

Singh Agreement

We entered into an employment agreement with Mr. Singh on April 28, 2010. Under the agreement, as amended on June 22, 2016, Mr. Singh’s base salary was increased from $347,500 per year to $395,000 per year, effective June 16, 2016. Although under his agreement, Mr. Singh is eligible to receive an annual incentive cash bonus of up to 50% of his base salary, he elected to forego any such cash bonus payment to conserve cash for our operations during our fiscal years ending March 31, 2012, 2013, 2014 and 2015. Mr. Singh received a cash bonus in the amount of $173,750 in July 2016, for his service during our fiscal year ended March 31, 2016. Payment of his annual incentive bonus is at the discretion of our Board of Directors. In the event we terminate Mr. Singh’s employment without cause, he is entitled to receive severance in an amount equal to:

●
twelve months of his then-current base salary payable in the form of salary continuation;

●
a pro-rated portion of the incentive cash bonus that the Board of Directors determines in good faith that Mr. Singh earned prior to his termination; and

●
such amounts required to reimburse him for Consolidated Omnibus Budget Reconciliation Act ("COBRA") payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Mr. Singh terminates his employment with “good reason” following a “change of control” (each as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Snodgrass Agreement

We entered into an employment agreement with Dr. Snodgrass on April 28, 2010. Under the agreement, as amended on June 22, 2016, Dr. Snodgrass’s base salary was increased from $305,000 per year to $350,000 per year, effective June 16, 2016. Although under his agreement, Dr. Snodgrass is eligible to receive an annual incentive cash bonus of up to 50% of his base salary, he elected to forego any such cash bonus payment to conserve cash for our operations during our fiscal years ended March 31, 2012, 2013, 2014 and 2015. Dr. Snodgrass received a cash bonus in the amount of $152,500 in July 2016, for his service during fiscal 2016. Payment of his annual incentive bonus is at the discretion of the Board of Directors. In the event we terminate Dr. Snodgrass’s employment without cause, he is entitled to receive severance in an amount equal to:

●
twelve months of his then-current base salary payable in the form of salary continuation;

●
a pro-rated portion of the incentive bonus that the Board of Directors determines in good faith that Dr. Snodgrass earned prior to his termination; and

●
such amounts required to reimburse him for COBRA payments for continuation of his medical health benefits for such twelve-month period.

In addition, in the event Dr. Snodgrass terminates his employment with "good reason" (as defined below), he is entitled to twelve months of his then-current base salary payable in the form of salary continuation.

Change of Control Provisions

Pursuant to each of their respective employment agreements, Dr. Snodgrass is entitled to severance if he terminates his employment at any time for “good reason” (as defined below), while Mr. Singh is entitled to severance if he terminates his employment for good reason after a change of control. Under their respective agreements, “good reason” means any of the following events, if we affect the event without the executive’s consent (subject to our right to cure):

●
a material reduction in the executive’s responsibility; or

●
a material reduction in the executive’s base salary except for reductions that are comparable to reductions generally applicable to similarly situated executives of VistaGen.

Furthermore, pursuant to their respective employment agreements and their stock option award agreements, as amended, in the event we terminate the executive without cause within twelve months of a change of control, the executive’s remaining unvested option shares become fully vested and exercisable. Upon a change of control in which the successor corporation does not assume the executive’s stock options, the stock options granted to the executive become fully vested and exercisable.

Pursuant to their respective employment agreements, a change of control occurs when: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than VistaGen, a subsidiary, an affiliate, or a VistaGen employee benefit plan, including any trustee of such plan acting as trustee) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of VistaGen representing 50% or more of the combined voting power of VistaGen’s then outstanding securities; (ii) a sale of substantially all of VistaGen’s assets; or (iii) any merger or reorganization of VistaGen whether or not another entity is the survivor, pursuant to which the holders of all the shares of capital stock of VistaGen outstanding prior to the transaction hold, as a group, fewer than 50% of the shares of capital stock of VistaGen outstanding after the transaction.

In the event that, following termination of employment, amounts are payable to an executive pursuant to his employment agreement, the executive’s eligibility for severance is conditioned on executive having first signed a release agreement.

Pursuant to their respective employment agreements, the estimated amount that could be paid by us assuming that a change of control occurred on the last business day of our current fiscal year, is $395,000 for Mr. Singh and $350,000 for Dr. Snodgrass, excluding the imputed value of accelerated vesting of incentive stock options, if any.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 11, 2017 for:

●
each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
●
each of our directors;
●
each of our named executive officers; and
●
all of our directors and executive officers as a group.

Applicable percentage ownership is based on 9,301,472 shares of common stock outstanding at July 11, 2017. In computing the number of shares of common stock beneficially owned by a person, we deemed to be outstanding all shares of common stock subject to options or warrants and all shares of preferred stock held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 11, 2017.  In computing the percentage of shares beneficially owned, we deemed to be outstanding all shares of common stock subject to options or warrants and all shares of preferred stock held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or exchangeable within 60 days of July 11, 2017.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o VistaGen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, California 94080.

Name and address of beneficial owner	Number of shares beneficially owned	Percent of shares beneficially owned (1)
Executive officers and directors:
Shawn K. Singh (2)	669,745	6.73%
H. Ralph Snodgrass, Ph.D (3)	442,932	4.57%
Mark A. Smith, M.D., Ph.D. (4)	72,499	*
Jerrold D. Dotson (5)	206,151	2.17%
Jon S. Saxe (6)	110,542	1.17%
Brian J. Underdown, Ph.D (7)	105,291	1.12%
Jerry B. Gin, Ph.D, MBA (8)	138,541	1.48%

5% Stockholders:
Platinum Long Term Growth Fund VII/Montsant Partners, LLC (9)	4,819,101	35.99%
Empery Asset Management, LP (10)	717,667	7.72%
Cato BioVentures (11)	607,294	6.53%
Sphera Global Healthcare Master Fund (12)	544,100	5.85%

All executive officers and directors as a group (7 persons) (13)	1,745,601	16.08%
____________
*    less than 1%

(1)	Based on 9,301,472 shares of common stock issued and outstanding as of July 11, 2017.

(2)
Includes options to purchase 165,708 registered shares of common stock exercisable within 60 days of July 11, 2017 and warrants to purchase 477,803 restricted shares of common stock exercisable within 60 days of July 11, 2017.

(3)
Includes options to purchase 72,708 registered shares of common stock exercisable within 60 days of July 11, 2017 and warrants to purchase 310,000 restricted shares of common stock exercisable within 60 days of July 11, 2017.

(4)	Includes options to purchase 72,499 registered shares of common stock exercisable within 60 days of July 11, 2017.
(5)
Includes options to purchase 41,051 registered shares of common stock exercisable within 60 days of July 11, 2017, including options to purchase 676 shares of common stock held by Mr. Dotson’s wife, and warrants to purchase 165,000 restricted shares of common stock exercisable within 60 days of July 11, 2017.

(6)
Includes options to purchase 25,416 registered shares of common stock exercisable within 60 days of July 11, 2017 and warrants to purchase 83,250 restricted shares of common stock exercisable within 60 days of July 11, 2017.

(7)
Includes options to purchase 22,791 registered shares of common stock exercisable within 60 days of July 11, 2017 and warrants to purchase 82,500 restricted shares of common stock exercisable within 60 days of July 11, 2017.

(8)	Includes 50,000 restricted shares of common stock held by Dr. Gin’s wife and options to purchase 38,541 registered shares of common stock exercisable within 60 days of July 11, 2017.

(9)
Based upon information contained in SEC Form 13G/A filed on February 18, 2015 by Platinum Long Term Growth Fund VII ("PLTG") and adjusted to give effect to the transactions consummated between PLTG, Montsant Partners, LLC ("Montsant"), a PLTG affiliate, and Platinum Partners Value Arbitrage Fund, L.P. (In Official Liquidation) ("PPVA"), and us through July 11, 2017.

The number of beneficially owned shares reported includes 637,500 restricted shares of common stock that may currently be acquired by Montsant upon fixed exchange of 425,000 restricted shares of our Series A Preferred Stock (“Series A Preferred”).  Pursuant to the October 11, 2012 Note Exchange and Purchase Agreement by and between us and PLTG. There is, however, a limitation on exchange such that the number of shares of our common stock that may be acquired by PLTG or its affiliates upon exchange of the Series A Preferred is limited to the extent necessary to ensure that, following such exchange, the total number of shares of our common stock then beneficially owned by PLTG or its affiliates does not exceed 9.99% of the total number of our then issued and outstanding shares of common stock without providing us with 61 days’ prior notice thereof.

Further, the reported number of shares beneficially owned by Montsant also includes 1,131,669 shares of common stock pursuant to its ownership of 1,131,669 shares of our Series B 10% Convertible Preferred Stock (“Series B Preferred”), immediately convertible into a like number of shares of our common stock.  Pursuant to the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series B 10% Convertible Preferred Stock, there is, however, a limitation on conversion of the Series B Preferred such that the number of shares of common stock that Montsant may beneficially acquire upon such conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by PLTG or Montsant does not exceed 9.99% of the total number of then issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof.

Further, the reported number of shares beneficially owned by Montsant also includes 2,318,012 shares of common stock pursuant to its ownership of 2,318,012 shares of our Series C Convertible Preferred Stock (“Series C Preferred”), immediately convertible on a fixed 1:1 conversion basis into a like number of shares of our restricted common stock.  Pursuant to the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock, there is, however, a limitation on conversion of the Series C Preferred such that the number of shares of common stock that Montsant may beneficially acquire upon such conversion is limited to the extent necessary to ensure that, following such conversion, the total number of shares of common stock then beneficially owned by PLTG or Montsant does not exceed 9.99% of the total number of then issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof. Excluding the shares otherwise subject to the beneficial ownership restrictions noted above, PLTG, Montsant and PPVA may be deemed to be the beneficial owner of 731,920 shares or 7.87% of our common stock.

In addition to the beneficial ownership blockers described above, on April 24, 2017, PPVA, Montsant and BAM Administrative Services LLC, as administrative and collateral agent for certain lenders to PPVA and Montsant ("BAM"), executed a Lock-Up Agreement, pursuant to which PPVA, Montsant and BAM agreed to not enter into any transaction involving the Company's securities during the term of the agreement, which ends on October 24, 2017 and may be extended upon mutual agreement of the parties.

Matthew Wright, Operating Manager of RHSW (Cayman) Ltd., and/or Moshe Feuer, Chief Executive Officer and authorized signatory of BAM may, subject to certain restrictions, be deemed to have voting and investment control over the shares held by PPVA, PLTG and/or Montsant. The address for PLTG, PPVA and Montsant is c/o BAM Administrative Services LLC, 105 Madison Avenue, 19th Floor, New York, NY 10016.

(10)
Based upon information contained in SEC Form 13G/A filed on January 27, 2017.  The number of shares reported excludes immediately exercisable warrants to purchase 761,267 registered shares of our common stock, which warrants are subject to a limitation on exercise such that the number of shares of common stock that Empery Asset Management, LP and its affiliates, Empery Asset Master, Ltd.; Empery Tax Efficient, LP; and Empery Tax Efficient II, LP (together, "Empery") may beneficially acquire upon such exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by Empery does not exceed 4.99% of the total number of issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof.  The primary business address of Empery Asset Management, LP and its affiliates is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.  Messrs. Ryan M. Lane and Martin D. Hoe have voting and investment control over the shares held by Empery.

(11)
Based upon information contained in SEC Form 4 filed on January 9, 2012, as updated to give effect to transactions through July 11, 2017 as recorded on our books. Lynda Sutton has voting and investment authority over the shares held by Cato Holding Company, dba Cato BioVentures.  The primary business address of Cato BioVentures is 4364 South Alston Avenue, Durham, North Carolina 27713.

(12)
Based upon information contained in SEC Form 13F filed on May 11, 2017. The number of shares reported excludes immediately exercisable warrants to purchase 294,100 registered shares of our common stock, which warrants are subject to a limitation on exercise such that the number of shares of common stock that Sphera Global Healthcare Master Fund and HFR HE Sphera Global Healthcare Mater Trust (together, "Sphera") may beneficially acquire upon such exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by Sphera does not exceed 4.99% of the total number of issued and outstanding shares of our common stock without providing us with 61 days’ prior notice thereof.  The primary business address of Sphera Global Healthcare Master Fund and its affiliates is c/o Sphera Funds Management Ltd., 21 Ha’arba’ah Street, Tel Aviv 64739, Israel. Moshe Arkin and Sphera Funds Management Ltd. have joint voting and investment control over the shares held by Sphera.

(13)
Includes options to purchase an aggregate of 438,714 shares of common stock exercisable within 60 days of July 11, 2017 and warrants to purchase an aggregate of 1,118,553 restricted shares of common stock exercisable within 60 days of July 11, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of March 31, 2017, options to purchase a total of 1,659,324 registered shares of our common stock were outstanding at a weighted average exercise price of $4.76 per share, of which 351,532 options were vested and exercisable at a weighted average exercise price of $8.27 per share and 1,307,792 were unvested and not exercisable at a weighted average exercise price of $3.81 per share. These options were issued under our 2016 Plan and our 1999 Plan, each as described below. At March 31, 2017, an additional 1,184,911 shares remained available for future equity grants under our 2016 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,650,089	$4.72	1,184,911
Equity compensation plans not approved by security holders	9,235	$10.95	--
Total	1,659,324	$4.76	1,184,911

Amended and Restated 2016 Stock Incentive Plan

See Proposal No. 3 beginning on page 11 of this Proxy Statement for a description of the 2016 Plan.

1999 Stock Incentive Plan

The VistaGen Therapeutics, Inc., a California corporation (“VistaGen California”), Board of Directors adopted the VistaGen California 1999 Stock Incentive Plan on December 6, 1999 ("1999 Plan").  The 1999 Plan terminated under its own terms in December 2009, and as a result, no awards may currently be granted under the 1999 Plan. However, the options and awards that have been granted pursuant to the 1999 Plan prior to its expiration remain operative.

The 1999 Plan permitted VistaGen California to make grants of incentive stock options, non-qualified stock options and restricted stock awards. VistaGen California initially reserved 22,500 restricted shares of its common stock for the issuance of awards under the 1999 Plan, which number was subject to adjustment in the event of a stock split, stock dividend or other change in capitalization. Prior to the 1999 Plan’s expiration, shares that were forfeited or cancelled from awards under the 1999 Plan were generally available for future awards.

The 1999 Plan could be administered by either VistaGen California’s Board of Directors or a committee designated by its Board of Directors. VistaGen California’s Board of Directors designated its Compensation Committee as the committee with full power and authority to select the participants to whom awards were granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 1999 Plan. All directors, executive officers, and certain other key persons (including employees, consultants and advisors) of VistaGen California were eligible to participate in the 1999 Plan.

The exercise price of incentive stock options awarded under the 1999 Plan could not be less than the fair market value of the common stock on the date of the option grant and could not be less than 110% of the fair market value of the common stock to persons owning stock representing more than 10% of the voting power of all classes of our stock. The exercise price of non-qualified stock options could not be less than 85% of the fair market value of the common stock. The term of each option granted under the 1999 Plan could not exceed ten years (or five years, in the case of an incentive stock option granted to a 10% stockholder) from the date of grant. VistaGen California’s Compensation Committee determined at what time or times each option might be exercised (provided that in no event could it exceed ten years from the date of grant) and, subject to the provisions of the 1999 Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options could be exercised.

The 1999 Plan also permitted the issuance of restricted stock awards.  Restricted stock awards issued by VistaGen California were shares of common stock that vest in accordance with terms and conditions established by VistaGen California’s Compensation Committee. The Compensation Committee could impose conditions to vesting that it determined to be appropriate. Shares of restricted stock that did not vest were subject to our right of repurchase or forfeiture. VistaGen California’s Compensation Committee determined the number of shares of restricted stock granted to any employee. Our 1999 Plan also gave VistaGen California’s Compensation Committee discretion to grant stock awards free of any restrictions.

Unless the Compensation Committee provided otherwise, the 1999 Plan did not generally allow for the transfer of incentive stock options and other awards and only the recipient of an award could exercise an award during his or her lifetime. Non-qualified stock options were transferable only to the extent provided in the award agreement, in a manner consistent with the applicable law, and by will and by the laws of descent and distribution. In the event of a change in control of the Company, as defined in the 1999 Plan, the outstanding options will automatically vest unless our Board of Directors and the Board of Directors of the surviving or acquiring entity make appropriate provisions for the continuation or assumption of any outstanding awards under the 1999 Plan.

As of July 11, 2017, we have options outstanding under the 1999 Plan to purchase an aggregate of 4,658 shares of our common stock, the last of which, if not exercised before, expire in March 2018.

Certain Relationships and Related Transactions

Sales of Securities to Cato Holding Company

Cato Holding Company ("CHC"), doing business as Cato BioVentures ("CBV"), the parent of Cato Research Ltd. ("CRL"), was one of our largest institutional common stockholders at March 31, 2017, holding approximately 7% of our outstanding common stock. Shawn Singh, our Chief Executive Officer and member of our Board, served as Managing Principal of CBV and Chief Business Officer, and General Counsel of CRL from February 2001 until August 2009. In October 2012, we issued to CHC an unsecured promissory note in the principal amount of $310,443 (the "2012 CHC Note") and a five-year warrant to purchase 12,500 restricted shares of the Company’s common stock at a price of $30.00 per share (the "CHC Warrant").

Also in October 2012, we issued to CRL: (i) an unsecured promissory note in the initial principal amount of $1,009,000, which was payable solely in restricted shares of our common stock and which accrued interest at the rate of 7.5% per annum, compounded monthly (the "CRL Note"), as payment in full for all contract research and development services and regulatory advice rendered to us by CRL through December 31, 2012 with respect to the preclinical and clinical development of AV-101, and (ii) a five-year warrant to purchase, at a price of $20.00 per share, 50,450 restricted shares of our common stock (the "CRL Warrant"). Each of the CRL Note and 2012 CHC Note were scheduled to mature on March 31, 2016.  In June 2015, the outstanding balance of the 2012 CHC Note, the CRL Note and all other outstanding amounts owed to CRL for CRO services were converted into 328,571 shares of our Series B Preferred, and the exercise prices of the CHC Warrant and the CRL Warrant were each reduced to $7.00 per share. CHC participated in the February 2016 warrant exchange for common stock, exchanging the CHC Warrant and the CRL Warrant, as adjusted to reflect accrued interest, for an aggregate of 54,894 shares of our unregistered common stock. In May 2016, subsequent to our consummation of the May 2016 Public Offering, all of the shares of Series B Preferred held by CHC were automatically converted into registered shares of our common stock.

Contract Research and Development Agreement with Cato Research Ltd.

During 2007, we entered into a contract research organization master services agreement with CRL related to the development of and regulatory services related to AV101. Under work orders related to such agreement, we incurred expenses of $254,600 and $52,600 for the fiscal years ended March 31, 2017 and 2016, respectively.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock (collectively, "Reporting Persons") to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  The Reporting Persons are also required by SEC rules to furnish us with copies of all reports that they file pursuant to Section 16(a). We believe that during our fiscal year ended March 31, 2017, all Reporting Persons, other than PLTG and/or its affiliate, Montsant Partners LLC, and Cato Holding Company complied with all applicable reporting requirements.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals for the 2018 Annual Meeting

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2018 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than June 30, 2018 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the later of 60 days prior to such annual meeting, or, in the event the Company makes a public announcement of the date of such annual meeting less than 70 days before the meeting, 10 days after the Company’s public announcement.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 343 Allerton Avenue, South San Francisco, California 94080, or contact us at (650) 577-3600. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, mailed to stockholders on or about August __, 2017, contains instructions on how to access the Company’s Annual Report on SEC Form 10-K for our fiscal year ended March 31, 2017. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
VISTAGEN THERAPEUTICS, INC.

         VistaGen Therapeutics, Inc., a Nevada corporation (the "Corporation"), does hereby certify that:

         FIRST: This Certificate of Amendment amends the provisions of the Corporation's Restated and Amended Articles of Incorporation (the "Articles of Incorporation").

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

         THIRD: The first paragraph of Article V of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“This corporation is authorized to issue two classes of capital stock, to be designated “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock which this corporation is authorized to issue is One Hundred Million (100,000,000), each having a par value of $0.001. The total number of shares of Preferred Stock which this corporation is authorized to issue is Ten Million (10,000,000), each having a par value of $0.001.  The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of stockholders.  The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.”

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ____ day of ________, 2017.

                                    By:  _________________________
                                    Name:
                                    Title:

 Appendix B

FIRST AMENDMENT TO
THE VISTAGEN THERAPEUTICS, INC.
AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of VistaGen Therapeutics, Inc. (the “Company”) have adopted the VistaGen Therapeutics, Inc. 2016 Amended and Restated 2016 Stock Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 3(a) of the Plan, a total of 3.0 million shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the number of shares issuable under the Plan to 10.0 million shares; and

WHEREAS, Section 13 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of shareholders of the Plan as amended at the Company’s 2017 Annual Meeting of Shareholders on September 15, 2017:

1.   Section 3(a) of the Plan shall be, and hereby is, amended to increase the aggregate number of shares of Common Stock issuable thereunder to 10.0 million, and the such section is thereby to read as follows:

“Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is ten million (10,000,000) Shares.  Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be ten million (10,000,000) Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”

2.   In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to the 2016 Amended and Restated 2016 Stock Incentive Plan as of _______, 2017.

VISTAGEN THERAPEUTICS, INC.

By: _____________________________
Name: Title:

VISTAGEN THERAPEUTICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VISTAGEN THERAPEUTICS, INC.

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Shawn K. Singh and Jerrold D. Dotson, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of VistaGen Therapeutics, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the San Francisco Airport Marriott Waterfront Hotel, located at 1800 Old Bayshore Highway, Burlingame, California 94010, on September 15, 2017, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1, 2, 3 and 4, each of which have been proposed by, and unanmously approved by, our Board of Directors, and by the proxy, in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

Please Detach and Mail in the Envelope Provided

☑ Please mark your votes as indicated in this example.

1.	ELECTION OF DIRECTORS
				FOR	WITHHELD
Nominees:
VOTE FOR all the nominees listed: except vote withheld from the following nominee(s) (if any):
		01	Jon S. Saxe	☐	☐
		02	Shawn K. Singh	☐	☐
		03	H. Ralph Snodgrass	☐	☐
		04	Brian J. Underdown	☐	☐
		05	Jerry B. Gin	☐	☐

				FOR	AGAINST	ABSTAIN
2.
APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED AND AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR POTENTIAL ISSUANCE FROM 30,000,000 TO 100,000,000
				☐	☐	☐

				FOR	AGAINST	ABSTAIN
3.	APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 2016 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR POTENTIAL ISSUANCE FROM 3,000,000 TO 10,000,000			☐	☐	☐

4.	RATIFYING THE APPOINTMENT OF OUM & CO. LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2018			FOR ☐	AGAINST ☐	ABSTAIN ☐
IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	☐ I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ___________________ Signature of Stockholder ____________________ IF HELD JOINTLY
Dated: ____________________________________

 Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.